UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2012

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 19, 2012, F.N.B. Corporation (the Corporation) issued a press release announcing the election of Laura E. Ellsworth and John S. Stanik to the Corporation’s Board of Directors effective at the January 2013 board meeting, the full text of which is hereby incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

On December 19, 2012, the Compensation Committee of the Corporation Board of Directors (Committee) conducted its annual review of the performance of its Chief Executive Officer (CEO), Vincent J. Delie, Jr., for calendar year 2012. In recognition of his and the Corporation’s performance, and using peer comparison data, the Committee increased Mr. Delie’s annual base salary, effective January 1, 2013, from $525,000 to $650,000 per year, thus aligning his annual base salary to the 25th percentile of the Corporation’s peer group. Additionally, on December 19, 2012 (Award Date), the Committee approved a Stock Award Agreement (Agreement) whereby the Corporation granted $500,000 in the equivalent value of Corporation common stock based on the closing price of the Corporation’s common stock on December 18, 2012, which amounts to 45,621 shares of the Corporation’s common stock (Award). The Agreement provides for the immediate vesting of 25% of the Award on the Award Date and the remaining 75% of the Award is scheduled to vest in equal annual installments over a three-year period beginning January 16, 2014 and ending January 16, 2016, subject to the condition that Mr. Delie remains employed on January 16th of each year during the vesting period. The Award was made pursuant to the stockholder approved 2007 Incentive Compensation Plan (Plan), as amended, that is included as Exhibit “A” to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2011.

The Agreement provides for accelerated vesting in connection with certain events such as a change in control of the Corporation, disability or death. Additionally, the Agreement provides that if Mr. Delie’s employment with the Corporation is terminated for any reason, prior to the vesting date set forth in the Agreement, other than for circumstance described in the preceding sentence, then the Award shall become null and void as of the date of such termination and no further shares under the Agreement shall vest.

The Agreement provides that Mr. Delie will be entitled to all the rights of ownership in the restricted shares subject to the Award (whether or not vested), including the right to vote the underlying shares and to accrue dividends during the vesting period and the Corporation’s Compensation Recoupment Policy.

The foregoing discussion is qualified by reference to the full text of the Plan and a copy of the form of the Agreement which is hereby incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

December 19, 2012	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Agreement between Vincent J. Delie, Jr. and F.N.B. Corporation.
99.1	Press Release dated December 19, 2012 announcing the appointment of Laura E. Ellsworth and John S. Stanik to the F.N.B. Corporation Board of Directors effective at the January 2013 board meeting.